EXHIBIT 32

CERTIFICATION PURSUANT TO 18 U.S.C. § 1350

In connection with the filing of the Annual Report on Form 10-K for the year ended December 31, 2003 (the “Report”) by Wilshire Financial Services Group Inc. (the “Company”), the undersigned officer of the Company hereby certifies that:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of and for the period covered by the Report.

WILSHIRE FINANCIAL SERVICES GROUP INC.

Date: April 14, 2004	/s/ STEPHEN P. GLENNON
Stephen P. Glennon
Chief Executive Officer and
Chief Financial Officer